Exhibit 10
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-160131 on Form N-4 of our report dated February 27, 2009, relating to the financial statements and financial highlights of Separate Account A of Pacific Life & Annuity Company, comprised of Small-Cap Growth, International Value, Long/Short Large-Cap, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Floating Rate Loan, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Equity (formerly named Mid Cap Value), Large-Cap Growth, International Large-Cap, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Money Market, High Yield Bond, Managed Bond, Inflation Managed, Comstock, Mid-Cap Growth, Real Estate, Small-Cap Equity, AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock Global Allocation V.I. Class III, Franklin Templeton VIP Founding Funds Allocation Class 4, JPMorgan Insurance Trust Equity Index and JPMorgan Insurance Trust Diversified Equity Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life & Annuity Company for the year ended December 31, 2008, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
October 19, 2009

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-160131 on Form N-4 of our report dated March 5, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the method of accounting and reporting for deferred acquisition costs in connection with modifications or exchanges of insurance contracts), relating to the financial statements of Pacific Life & Annuity Company appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” also in such Statement of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
October 19, 2009